UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2023

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7701 East Kellogg Drive, Suite 300 Wichita, KS	67207
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A, Common Stock, par value $0.01 per share	EQBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Eric R. Newell as Chief Financial Officer

On August 1, 2023, Eric R. Newell notified Equity Bancshares, Inc. (the “Company”) of his decision to resign from his role as Executive Vice President and Chief Financial Officer of the Company and his roles at Equity Bank effective the day after the Company files its Form 10-Q for the quarter ended June 30, 2023 with the Securities Exchange Commission. Mr. Newell will remain employed by Equity Bank through September 20, 2023 to assist in the transition of his duties and responsibilities to Chris M. Navratil. Mr. Newell’s resignation was not the result of any disagreement with the Company or Equity Bank on any matter related to the operations, policies or practices of the Company or Equity Bank.

Appointment of Chris M. Navratil as Chief Financial Officer

On August 4, 2023, the Company announced the appointment of Chris M. Navratil as Executive Vice President and Chief Financial Officer of the Company. Mr. Navratil’s appointment as Executive Vice President and Chief Financial Officer of the Company will be effective the day after the Company files its Form 10-Q for the quarter ended June 30, 2023 with the Securities Exchange Commission. Mr. Navratil, age 36, has held various roles since joining Equity Bank in 2019 as a Senior Vice President and he most recently served as the Chief Financial Officer of Equity Bank. Before joining Equity Bank, Mr. Navratil was an auditor with Crowe LLP in its Financial Institution Audit Practice for seven years. Mr. Navratil holds a Master of Accounting Science and Bachelor of Science degree in accounting from Northern Illinois University.

The terms of Mr. Navratil’s compensation for his new position have not been determined at this time. There are no family relationships between Mr. Navratil and any director or executive officer the Company, or person nominated or chosen by the Company to become a director or executive officer of the Company, nor are there any arrangements or understandings between Mr. Navratil and other persons pursuant to which he was appointed as an executive officer of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Navratil, or any member of his immediate family, has a direct or indirect material interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.

The press release announcing the resignation of Mr. Newell and appointment of Mr. Navratil is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 4, 2023

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY BANCSHARES, INC.

DATE: August 4, 2023	By:	/s/ Brad S. Elliott
Brad S. Elliott
Chief Executive Officer